May 1, 2019 VIA EMAIL Carrie W. Teffner Dear Carrie: In connection with your appointment, effective May 1, 2019 (the “Appointment Date”), as Interim Executive Chair (“Interim Chair”) of the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (“Ascena” or the “Company”), I am pleased to confirm the terms of your employment by the Company as Interim Chair. Duties and Responsibilities: As Interim Chair, you will perform the customary duties and responsibilities of such position, as well as such other duties commensurate with such position that you and the Board determine are appropriate for you to undertake. As Interim Chair, it is expected that you will devote substantially all of your working time, attention and energies to the business of Ascena, its subsidiaries and affiliated entities. You agree not to engage in any other business or employment without the written consent of the Board except as otherwise specifically provided herein, provided that you may continue to serve as a member of the board of directors of GameStop Corp. In addition, you may perform uncompensated services in connection with either the management of personal investments or with charitable or civic organizations, provided that such activities do not interfere with your duties and responsibilities. Effective as of the Appointment Date, you will continue to serve as a member of the Board, subject to the requirement that you stand for re- election to the Board when your term on the Board would otherwise expire. You will determine in good faith which of the Company’s offices you will work from based on the Company’s business needs. Base Salary and Benefits: Effective as of the Appointment Date and while you serve as Interim Chair, your base salary will be at an annualized rate of $1,000,000, payable in accordance with the Company’s normal payroll practices. Effective as of the Appointment Date, you will be eligible to participate in the retirement, health, life insurance and fringe benefit plans and programs Ascena makes available to its senior executives generally from time to time in accordance with the terms of such plans. Incentive Compensation: As of the Appointment Date, you will be eligible to participate in the 107530253v5

Company’s seasonal incentive compensation (“IC”) program at a target level of 150% of your base salary. Your annual target level (100% performance) is $1,500,000. Maximum annual payout is double your target level (i.e., 200% of target), or $3,000,000. Your IC for the season in which the Appointment Date occurs will be pro-rated based on the number of days you are employed from the Appointment Date through the end of the season. If earned, payments shall be made in the same form and timing as made to other senior executives of Ascena. The IC program is governed by the terms and conditions of the Ascena 2016 Omnibus Incentive Plan, as amended (or any successor plan) (the “2016 Plan”). Long Term Incentives: Simultaneously with the execution of this letter, the Compensation and Stock Incentive Committee of the Board (the “Compensation Committee”) has approved and shall grant on the Appointment Date a one-time long-term incentive award appointment grant of performance based equity (subject to applicable award limitations in the 2016 Plan, approximately 60% will be granted as Restricted Stock Units (“RSUs”) and approximately 40% will be granted as Non-Qualified Stock Options (“NQSOs”)) equal to a value of $1,050,000 on the Appointment Date (the “Appointment Grant”). The number of RSUs granted pursuant to the Appointment Grant will be determined based on the closing price of the Company’s common stock on the date of grant and the number of NQSOs granted pursuant to the Appointment Grant will be determined using the Black-Scholes value of the NQSOs (as determined by the Company) as of the date of grant. The Appointment Grant will vest as follows, subject to your continued employment as Interim Chair or service as a member of the Board, as applicable, from the grant date through the applicable vesting date: 25% of each of the RSUs and NQSOs will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $3 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$3 Hurdle”); an additional 25% of each of the RSUs and NQSOs will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $5 per share for a 20- consecutive trading day period on or prior to the third anniversary of the grant date (the “$5 Hurdle”); and the remaining 50% of each of the RSUs and NQSOs will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $7 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$7 Hurdle” and together with the $3 Hurdle and $5 Hurdle, the “Hurdles”); provided, however, if the $3 Hurdle, $5 Hurdle and/or the $7 Hurdle is actually achieved prior to the second anniversary of the Appointment Date, the portion of the RSUs and Options related to the achievement of the $3 Hurdle, $5 Hurdle and/or $7 Hurdle that was actually achieved prior to the second anniversary of the Appointment Date will vest on the second anniversary of the Appointment Date, subject to your continued employment as Interim Chair or service as a member of the Board from the grant date through such second anniversary date, except as expressly provided herein. If the $3 Hurdle, $5 Hurdle and/or $7 Hurdle is not actually achieved by the third 107530253v5 anniversary of the grant date, all RSUs and NQSOs that did not vest as of the third anniversary will be forfeited for no consideration. The Appointment Grant shall be subject to the terms and conditions of the 2016 Plan, applicable Award Agreements thereunder and Plan Description/Prospectus and is conditioned on your timely execution of the Company’s standard Confidentiality, Non-Solicitation and Non- Competition Agreement. If your employment as Interim Chair ends due to the appointment of a Non-Executive Chair and you continue to serve as a member of the Board thereafter, the RSUs and NQSOs granted pursuant to the Appointment Grant will remain outstanding and eligible to vest in accordance with and subject to the terms and conditions of this letter. In the event (x) the Company terminates your employment as Interim Chair without Cause (as defined in the 2016 Plan) and you do not continue to serve on the Board after such termination or (y) of your Termination of Directorship (as defined in the 2016 Plan) other than due to (i) your resignation or (ii) your removal for “cause” under Delaware law while serving on the Board after your employment as Interim Chair ends due to the appointment of a Non-Executive Chair, in either case prior to a Change in Control (as defined in the 2016 Plan) (a “Qualifying Termination”), the Appointment Grant will be treated as follows, subject to your timely execution and non-revocation of the Company’s customary form of release of claims in favor of the Company and related parties (the “Release Condition”):  You will become vested in a pro rata portion of any outstanding and unvested RSUs and NQSOs for which the applicable Hurdle(s) were actually achieved prior to your Qualifying Termination. Such pro rata portion will be calculated by multiplying the number of RSUs and NQSOs eligible to vest based on the actual achievement of the applicable Hurdle by a fraction, the numerator of which is the number of days from the grant date of the Appointment Grant until the termination date and the denominator of which is 1,095. NQSOs that become vested on your Qualifying Termination will remain exercisable for 6 months but in no event later than the expiration date. In the event of your termination as Interim Chair or as a member of the Board due to your death or Disability (as defined in the 2016 Plan) prior to the second anniversary of the grant date of the Appointment Grant, then subject to your (or your estate’s or legal representative’s) satisfaction of the Release Condition, the portion of the RSUs and NQSOs for which the applicable Hurdle(s) were actually achieved prior to the date of such termination will become immediately vested. NQSOs that become vested on your termination due to death or Disability will remain exercisable for 6 months but in no event later than the expiration date. 107530253v5

In the event, upon a Change in Control (as defined in the 2016 Plan), (x) your employment as Interim Chair is terminated by the Company without Cause (as defined in the 2016 Plan) and you do not continue to serve as a member of the Board or (y) of your Termination of Directorship (as defined in the 2016 Plan) other than due to (i) your resignation or (ii) your removal for “cause” under Delaware law, in either case while serving on the Board after your employment as Interim Chair ends due to the appointment of a Non-Executive Chair ((x) or (y), each a “Change in Control Termination”), and provided that, on or prior to such Change in Control Termination the $3 Hurdle has been satisfied, you will become vested in a portion of the RSUs and NQSOs based on linear interpolation (rounded to the nearest one-hundredth) between the (x) closing price of the Company’s common stock for the 20-consecutive trading day period immediately preceding the Change in Control Termination (the “Termination Date Price”) and (y) the Hurdles between which the Termination Date Price falls (i.e., between the $3 Hurdle and $5 Hurdle or between $5 Hurdle and $7 Hurdle). By way of example only, if the Termination Date Price is $4, you will become vested in (i) the portion of the RSUs and NQSOs that vest based on the achievement of the $3 Hurdle to the extent not vested in accordance with this letter prior to the date of your Change in Control Termination and (ii) an additional 50% of the tranche of the NQSOs and RSUs that would vest upon actual achievement of the $5 Hurdle (i.e., an additional 12.5% of the RSUs and NQSOs granted pursuant to the Appointment Grant). If the Appointment Grant remains outstanding following the Change in Control, the Hurdles shall be reasonably adjusted to account for the impact of the Change in Control. Any portion of the RSUs and NQSOs granted pursuant to the Appointment Grant that do not vest based on this paragraph will be forfeited for no consideration on the date of your Change in Control Termination. If you resign (x) as Interim Chair and do not continue to serve on the Board or (y) from the Board after your employment as Interim Chair ends due to the appointment of a Non-Executive Chair, all outstanding and unvested RSUs and NQSOs subject to the Appointment Grant will be forfeited for no consideration as of the date of your resignation. While you serve as Interim Chair, long term incentive awards granted to you under the 2016 Plan prior to the Appointment Date in connection with your service as a member of the Board will continue to vest in accordance with the terms and conditions of the applicable Award Agreements and the 2016 Plan. No Board Compensation: Effective as of the Appointment Date and for so long as you serve as Interim Chair, you will not be entitled to any additional compensation, whether cash or equity, with respect to your service as a member of the Board. If you remain a member of the Board after you cease serving as Interim Chair, you will be eligible to receive compensation for such Board service in accordance with the Company’s non-employee director compensation program then in effect (subject to pro ration as 107530253v5 applicable). Committee Memberships: Effective as of the Appointment Date and for so long as you serve as Interim Chair, your membership on all standing committees of the Board and any committees requiring director independence under Nasdaq or SEC rules shall be suspended. Subject to Nasdaq and SEC independence rules and provided you remain a member of the Board, when you cease serving as Interim Chair, you will be permitted to resume membership on the standing committees of the Board of which you were a member immediately prior to the Appointment Date. Taxes: Any payments or benefits to be made or provided to you pursuant to this letter shall be subject to any withholding tax (including social security contributions and federal income taxes) as shall be required by federal, state and local withholding tax laws. This letter is intended to be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986 and the guidance promulgated thereunder, and will be interpreted, administered and operated in a manner consistent with that intent. Governing Law: This letter shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles. While serving as Interim Chair, you will not be eligible to participate in any Company-sponsored severance plan, including the Company’s Executive Severance Plan. Upon termination of your employment as Interim Chair, you will not be entitled to any severance payments or termination benefits except as expressly provided herein with respect to the Appointment Grant. This letter sets forth the entire agreement and understanding between you and the Company regarding your service as Interim Chair, and supersedes any and all other agreements or understandings, whether written or oral, between you and the Company regarding the subject matter hereof, excluding Award Agreements under the 2016 Plan relating to awards granted to you prior to the Appointment Date. All pay and benefits otherwise remain subject to the terms and conditions of the applicable plans, programs and policies. Please sign both copies of this letter, keep one for your records and return one to me. Once again, congratulations on your new position. Sincerely, I accept your offer as specified above. /s/ Kate Buggeln /s/ Carrie W. Teffner Kate Buggeln Carrie W. Teffner Lead Independent Director 5/1/19 5/1/19 Date Date 107530253v5